EXHIBIT 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Man Fai LEE, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A of China Premium Lifestyle Enterprise, Inc. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of China Premium Lifestyle Enterprise, Inc.

I, Joseph Tik Tung WONG, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A of China Premium Lifestyle Enterprise, Inc. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of China Premium Lifestyle Enterprise, Inc.

May 28, 2010	By:	/s/ Richard Man Fai LEE
Richard Man Fai LEE
Chief Executive Officer
(Principal Executive Officer)

May 28, 2010	By:	/s/ Joseph Tik Tung WONG
Joseph Tik Tung WONG
Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)